Exhibit 99.1

Contact:

Organovo Holdings, Inc.

+1 (858) 224-1000, ext. 3000

ir@organovo.com

ORGANOVO TO EXPLORE STRATEGIC ALTERNATIVES AND IMPLEMENT RESTRUCTURING PLAN

SAN DIEGO – August 7, 2019 – Organovo Holdings, Inc. (NASDAQ:ONVO) (“Organovo”) today announced that it has engaged Roth Capital Partners (“Roth”) as its financial advisor to assist in the exploration of strategic alternatives.  This decision was reached by Organovo’s board of directors after concluding that the Company had not generated decisive scientific data supporting the prolonged functionality and therapeutic benefit of its lead therapeutic liver tissue candidate, and that the necessary redevelopment of the tissue would require significant time, additional resources and development risks, and would likely not provide sufficient return on investment for the Company’s stockholders.  To support the range of strategic alternatives being explored, the Company is also implementing a restructuring plan to significantly reduce expenses associated with its lead program in order to preserve cash.

“After a rigorous assessment of our liver therapeutic tissue program, we’ve concluded that the variability of biological performance and related duration of potential benefits presents development challenges and lengthy timelines that no longer support an attractive opportunity given our resources,” said Taylor J. Crouch, CEO, Organovo.  “As a result, we’ve suspended development of this lead program and have engaged Roth to explore strategic alternatives focused on maximizing stockholder value.  We’re also taking restructuring steps to manage our resources and extend our cash runway as we evaluate a range of ways to generate value from our technology platform and intellectual property, our commercial and development capabilities, and our financial assets.”

The Company has cancelled its fiscal first-quarter 2019 earnings call scheduled for August 8, 2019 as a result of today’s announcement. Potential strategic alternatives that may be explored or evaluated as part of this process include the potential for an acquisition, merger, reverse merger, business combination, sale of assets, licensing or other strategic transaction involving the Company.  There can be no assurance, however, that this process will result in any such transaction.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the Company’s ability to complete a strategic transaction; the expected cost savings resulting from the Company’s restructuring plan; the Company’s expectations regarding the time and costs required to redevelop its therapeutic liver tissue and the risks associated with demonstrating the functionality and therapeutic benefits of its therapeutic liver tissue; and the Company’s ability to fund its future operations and business plans.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company may not be successful in completing a strategic transaction on favorable terms, on a timely basis, or at all; the Company may not recognize the benefits of its cost reduction efforts; the Company may incur unanticipated costs and charges; the Company may not successfully complete the required preclinical and clinical trials required to obtain regulatory approval for its therapeutic tissues; the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the Company’s ability to raise sufficient funds to support its business plan and ongoing operations; and the Company’s ability to regain compliance with the NASDAQ Global Market’s listing requirements and ability to remain listed on the NASDAQ Global Market exchange.  These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 3, 2019 and its Quarterly Report on Form 10-Q filed with the SEC on August 8, 2019. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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